Exhibit 99.2

April 7, 2017

Confidential

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:  Hexindai Inc.

Dear Sir/Madam,

The undersigned, Hexindai Inc., a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter in connection with a draft registration statement on Form F-1 (the “Draft Registration Statement”) for confidential non-public review by the staff of the Securities and Exchange Commission (the “Commission”) pursuant to Section 6(e) of the Securities Act of 1933, as amended (the “Securities Act”). The Company qualifies as an “emerging growth company” as defined in section 2(a)(19) of the Securities Act. The Draft Registration Statement relates to the initial public offering of the Company’s American depositary shares.

The Company has included in the Draft Registration Statement its audited consolidated financial statements as of March 31, 2015 and 2016 and for each of the two years ended March 31, 2015 and 2016, and unaudited interim condensed consolidated financial statements as of September 30, 2015 and 2016 and for each of the six-month periods ended September 30, 2015 and 2016.

As an emerging growth company, the Company has included in the Draft Registration Statement selected financial information as of and for the years ended March 31, 2015 and 2016 and the six-month periods ended September 30, 2015 and 2016.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”), the Registration Statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.”

In connection with this waiver request, the Company represents to the Commission that:

1. The Company is not currently a public reporting company in any jurisdiction.

2. The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3. Compliance with Item 8.A.4 of Form 20-F at present when we have just passed the end of the Company’s latest fiscal year by one week, is impracticable and involves undue hardship for the Company.

4. The Company does not anticipate that its audited financial statements for the year ended March 31, 2017 will be available until June 2017.

5. In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company will file this letter as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,
Hexindai Inc.
/s/ Zhang Qisen (Johnson)
By:	Zhang Qisen (Johnson)
Title:	Chief Financial Officer